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                                                                    EXHIBIT 10.3


                               FIRST AMENDMENT TO
                   ACQUISITION AGREEMENT, EMPLOYMENT AGREEMENT
                           AND COVENANT NOT TO COMPETE

         THIS FIRST AMENDMENT TO ACQUISITION AGREEMENT, EMPLOYMENT AGREEMENT AND COVENANT NOT TO COMPETE (this "Amendment"), made this 17 day of March, 2000, by and among BOYD BROS. TRANSPORTATION INC., a Delaware corporation (hereinafter referred to as "Boyd"), WELBORN TRANSPORT, INC., (formerly known as W. T. Acquisition Corp.), an Alabama corporation (hereinafter referred to as "Boyd Sub"), MILLER WELBORN ("Welborn") and STEVEN RUMSEY ("Rumsey") (Welborn and Rumsey are hereinafter sometimes collectively referred to as the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Boyd, Boyd Sub and the Shareholders (together with Welborn Transport, Inc., which was merged into Boyd Sub) entered into an Acquisition Agreement, dated October 8, 1997 (the "Acquisition Agreement"); and

         WHEREAS, Boyd, Boyd Sub and Welborn entered into a Covenant Not to Compete, erroneously dated as of December 8, 1998 (the "Welborn Noncompete Agreement"); and

         WHEREAS, Boyd, Boyd Sub and Rumsey entered into a Covenant Not to Compete, erroneously dated as of December 8, 1998 (the "Rumsey Noncompete Agreement", the Welborn Noncompete Agreement and the Rumsey Noncompete Agreement are hereinafter collectively referred to as the "Noncompete Agreements"); and

         WHEREAS, Boyd and Welborn entered into an Employment Agreement, dated as of December 8, 1997 (the "Welborn Employment Agreement"); and

         WHEREAS, Boyd, Boyd Sub and the Shareholders desire to amend the Acquisition Agreement, the Noncompete Agreements and the Welborn Employment Agreement to correct certain typographical errors contained therein and to modify certain terms and conditions contained therein, all as more particularly set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, agreements, representations, warranties and covenants hereinafter set forth, and the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby specifically agreed to and acknowledged, the Acquisition Agreement, Noncompete Agreements and Welborn Employment Agreement are each hereby amended as follows:

         1. AMENDMENT TO ACQUISITION AGREEMENT. Section 4.5.1. of the Acquisition Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof a new 4.5.1 reading as follows:

                  "4.5.1 For a period of one (1) year from the Closing Date (the "Restricted Period"), the shares of Boyd Common Stock held by Miller Welborn shall not be voluntarily or involuntarily transferred, assigned, sold or conveyed and the certificates representing such shares shall bear a legend to that effect. The words "transfer, assign, sell or convey" as used in this Section 4.5.1 shall include the grant of any proxy, the establishment of any voting



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         trust or any sale, hypothecation, pledge, assignment or other conveyance, with or without consideration or incidence of ownership or title as to any share of Boyd Common Stock owned of record or beneficially by the Shareholder, regardless of whether record or beneficial title to such shares is thereby transferred. After the Restricted Period, Miller Welborn may not, during any one calendar quarter, voluntarily or involuntarily transfer, assign, sell or convey a number of shares of Boyd Common Stock which is greater than one percent (1%) of the number of shares of Boyd Common Stock outstanding at the beginning of such calendar quarter. In the event that Miller Welborn sells shares of Boyd Common Stock on the open market during the ten (10) calendar quarters immediately following the second anniversary of the Closing Date at a per share price which is less than $6.50 per share (the "Per Share Minimum Price") (as the same may be adjusted pursuant to Section 2.1.4 hereof), Boyd shall pay to Welborn the difference between the Per Share Minimum Price and the per share price at which such shares were sold on the open market, such payment to be made within ten (10) days after Welborn transmits to Boyd confirmation of such sale. Notwithstanding anything to the contrary contained in this Agreement, in the event Miller Welborn elects to sell shares of Boyd Common Stock on the open market during the ten (10) calendar quarters immediately following the second anniversary of the Closing Date at a price that is less than the Per Share Minimum Price, then Miller Welborn must first deliver written notice thereof, in the form of Exhibit 4.5.1(a) attached hereto (an "Offer Notice"), to the Chief Financial Officer of the Company in order to provide the Company a right of first refusal on the following terms and conditions:

                  (a) The Offer Notice must contain a full description of the proposed sale of Boyd Common Stock by Miller Welborn, including, without limitation, the number of shares of to be sold (the "Affected Shares"), the proposed price per share of the Boyd Common Stock, terms of payment for the Affected Shares and the proposed date of such sale. An Offer Notice shall constitute Miller Welborn's binding agreement to sell all of the Affected Shares to the Company on the terms and conditions specified therein.

                  (b) If the Company elects to purchase all, and not less than all, of the Affected Shares from Miller Welborn, the Company shall have until 5 p.m. Clayton, Alabama time on the first business day following the Company's receipt of the Offer Notice (the "Offer Deadline") to deliver to Miller Welborn, in writing, notice of its election to so purchase the Affected Shares (the "Company Acceptance"). Upon such election by the Company, the Company shall purchase, and Miller Welborn shall sell, of the Affected Shares to the Company upon the terms and conditions contained in the Offer Notice within three (3) business days following Miller Welborn's receipt of the Company Acceptance. At the closing, Miller Welborn shall deliver to the Company his confirmation that he has transferred the Affected Shares free and clear of any and all pledges, liens, claims, security interests or other encumbrances (other than restrictions imposed by this Agreement or applicable securities laws) and the Company shall pay to Miller Welborn the consideration set forth in the Offer Notice in accordance with the terms described therein, as well as any additional payments in connection with the Per Share Minimum Price contemplated by the first paragraph of this Section 4.5.1.




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                  (c)      If the Company fails to provide Miller Welborn notice
                           of its election to purchase or not to purchase the Affected Shares on or before the Offer Deadline, or if the Company notifies Miller Welborn that it has elected not to purchase the Affected Shares, Miller Welborn shall be free to sell the Affected Shares on the open market in strict accordance with the terms set forth in the Offer Notice at any time within ninety (90) days after the Offer Deadline (the "Transfer Period Termination Date"). In the event that Miller Welborn does not sell or otherwise dispose of all of such Affected Shares in the manner set forth in the immediately preceding sentence prior to the Transfer Period Termination Date, the right of first refusal provided for in this Section 4.5.1 shall continue to be applicable to any subsequent sale or transfer of such Affected Shares.

         2. AMENDMENTS TO NONCOMPETE AGREEMENTS. Solely in order to correct an unintended typographical error contained therein, the date of each Noncompete Agreement appearing on the first and second lines of the Noncompete Agreements (below the titles thereof) shall be changed from "8th day of December 1998" to "8th day of December, 1997" to correctly reflect the date on which each of these Noncompete Agreements was executed.

         3. AMENDMENTS TO WELBORN EMPLOYMENT AGREEMENT.

                  (a) Solely to correct an unintended typographical error contained therein, and to accurately reflect the actual intent of the parties thereto, Section 2 of the Welborn Employment Agreement is hereby amended by deleting the last clause of the first sentence thereof, which reads as follows:

                  "which duties shall include acting as Chairman of the Board of Boyd."

and substituting in lieu thereof the following clause:

                  "which duties shall include acting as Chairman of the Board of Welborn."

                  (b) Solely to correct an unintended typographical error contained therein, Section 7(d) of the Welborn Employment Agreement is hereby amended by deleting the bracket symbols ("[" and "]") immediately preceding and immediately following sub-clause (ii) therein.

         4. NO OTHER MODIFICATIONS. Except to the extent expressly amended herein, all terms and conditions of the Acquisition Agreement, Noncompete Agreements and Welborn Employment Agreement are hereby affirmed and shall remain in full force and effect.

         5. GOVERNING LAW. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Alabama without giving effect to any conflict or choice of laws principles.

         6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, each party hereto has executed or caused this
Amendment to be executed on its behalf, all on the day and year first above written.


                                    BOYD BROS. TRANSPORTATION INC.

                                    "Boyd"



                                    By: /s/ Richard Bailey
                                        ----------------------------------------
                                    Name: Richard Bailey
                                          --------------------------------------
                                    Title: CFO
                                           -------------------------------------



                                    WELBORN TRANSPORT, INC.

                                    "Boyd Sub"



                                    By: /s/ Miller Welborn
                                        ----------------------------------------
                                    Name: Miller Welborn
                                          --------------------------------------
                                    Title: Chairman
                                           -------------------------------------



                                    SHAREHOLDERS



                                    /s/ Miller Welborn
                                    --------------------------------------------
                                    Miller Welborn



                                    /s/ Steven Rumsey
                                    --------------------------------------------
                                    Steven Rumsey




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                                                                   EXHIBIT 4.5.1

                              FORM OF OFFER NOTICE

Boyd Bros. Transportation, Inc.                    VIA FAX:_____________________
32 75 Highway 30
Clayton, Alabama  36016

Gentlemen:

         Pursuant to Section 4.5.1 of the Acquisition Agreement, this is to provide notice that the undersigned proposes to sell in the open market during the next _______ days (not to exceed 90 days), ____________ shares of Boyd Common Stock at a proposed price per share of not less than $____________ for ______________ (state terms of sale, i.e., cash, credit, etc.). Please advise if you wish to exercise your right of first refusal to purchase pursuant to Section
4.5.1 of the Acquisition Agreement.

         As used herein, all defined terms shall have the same meaning as found in that certain Acquisition Agreement between and among Boyd, Boyd Sub, Miller Welborn and Steven Rumsey, dated October 8, 1997.



                                    --------------------------------------------
                                    Miller Welborn








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